Exhibit 99.1

Fuel Systems Solutions Reports Fourth Quarter and Year End 2010 Results

     Fourth Quarter Revenue of $83.1 Million and $0.02 Net Loss Per Share Full Year 2010 Revenue of $430.6 Million and EPS of $2.23 IMPCO Business Achieved Significant 2010 Revenue Growth and Profitability

NEW YORK, N.Y., March 3, 2011 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported results for its fourth quarter and year ended December 31, 2010.

Mariano Costamagna, Fuel Systems’ CEO, said, “We achieved full year 2010 revenue of $430.6 million and maintained gross margins of 31%, buoyed by continued strength in our industrial business amidst challenging market demand in Europe. For 2011, we are focused on leveraging our global investments for future growth in both our automotive and industrial businesses and further reducing our transportation cost structure in Europe to realign our expense base with current market conditions.”

Matthew Beale, Fuel Systems’ President, CFO and Secretary, said, “In 2010, we invested in our future growth opportunities, bolstering our transportation business with key acquisitions that together position us as leaders in the emerging US natural gas vehicle market. We also developed partnerships with fleet customers and manufacturers of CNG and LPG fleet vehicles. In Europe, we managed both ends of the new vehicle demand spectrum, and are positioned well competitively, albeit in a weaker marketplace. Our industrial business delivered renewed growth and achieved operating profitability for the full year. Looking ahead to 2011, we will continue to invest prudently in our portfolio of businesses toward achieving our target business model, building traction in our US automotive business, and right-sizing our European cost structure.”

Fourth Quarter 2010 Financial Results

Revenue for the fourth quarter of 2010 was $83.1 million, compared to $163.7 million in the fourth quarter of 2009. Fourth quarter 2010 revenue was negatively impacted by approximately $8 million of foreign exchange rate fluctuations. In addition, the revenue decrease is primarily attributable to a lower level of revenue from DOEM installations after the expiration of the Italian government’s 2009 incentive program, partially offset by an increase in the industrial and other automotive business and the contribution of acquisitions made in 2009. Gross profit for the fourth quarter 2010 was $18.2 million, or 22% of revenue, compared to $56.2 million, or 34% of revenue a year ago, reflecting the reduction in DOEM volumes versus last year and changes in the mix of transportation revenue, partially offset by improved margins in the industrial and other automotive business. Operating loss for the period totaled $3.2 million as compared to operating income of $33.4 million, or 20% of revenue, in the fourth quarter of 2009. This loss reflects:

  Lower volumes and gross margin and greater R&D expenses than last year’s quarter as the Company invested in new technologies;
  The inclusion of a total of $ 2.9 million in costs and charges, comprised of: a $0.7 million non-cash write-down of abandoned DOEM equipment assets; a $ 1.0 million provision for severance and temporary worker labor costs in Italy; and $ 1.2 million in warranty costs associated with product replacements also in Italy ;
  Partially offset by lower SG&A

Net loss for the fourth quarter 2010 was $0.4 million, or $0.02 per diluted share, including the abovementioned expenses, as compared to net income of $19.9 million, or $1.12 per diluted share, in the fourth quarter 2009.

On segment basis, fourth quarter 2010 revenues from BRC Operations, primarily representing the Company’s transportation business, decreased to $44.9 million from $141.3 million in the same quarter a year ago, and revenues from IMPCO Operations, primarily representing the Company’s industrial business, increased to $41.1 million from $22.8 million in the same quarter a year ago. BRC fourth quarter 2010 operating loss was $6.3 million compared to operating income of $38.4 million in the same quarter a year ago; IMPCO fourth quarter

2010 operating income of $4.7 million reversed the operating loss of $3.3 million in the same period a year ago. A table presenting operating segment data can be found in the tables below.

Full Year Ended December 31, 2010 Financial Results

For the full year ended December 31, 2010, total revenue was $430.6 million compared to $452.3 million for the same period a year ago. Net income for the year was $39.7 million, or $2.23 per diluted share, compared to $49.8 million, or $2.95 per diluted share, for the same period a year ago.

Company Outlook

In 2011, Fuel Systems expects continued soft European automotive trends and continued strength in the IMPCO business. As revenue growth and cost efficiencies gain traction during the year, the Company expects full year 2011 revenue to be between $375 million and $400 million and expects 2011 gross margin of 23% to 25% and 2011 operating margin of 5% to 7%. Management reiterates that it continues to target gross profit margins in excess of 25% and mid-teen EBITDA margins over the medium term.

“Through its recent investments, Fuel Systems has expanded its platform and equipped the business to capture growth opportunities in attractive geographic markets. 2011 will in some respects be a transitional year as the company completes the build-out of its North American automotive operations and expands its focus on Asia and Latin America. While these activities will impact near-term results, they will position the company to achieve its medium-term growth and profitability objective while generating solid cash flow in 2011.” said Mariano Costamagna.

Conference Call

The Company will host a conference call today, March 3rd at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its fourth quarter and year ended 2010 financial results and other matters. To listen to the call live, please dial 877-356-8063 at least 10 minutes before the start of the conference. International participants may dial 706-679-2544. The pass code for the conference call will be 40657085. The call is also being webcast and can be accessed from the “Investor Relations” section of the Company’s website at www.fuelsystemssolutions.com. A telephone replay will be available until midnight ET on March 7th by dialing 800-642-1687 or 706-645-9291 and entering pass code 40657085#. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company's outlook for 2011, as well as its position in the market place, the success of products and the success and integration of recent acquisitions. Such statements represent only our opinions and predictions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to our ability to integrate recently acquired businesses and to realize the expected synergies; economic uncertainties caused by political instability in certain of the local markets we do business in; the potential growth of non-gaseous alternative fuel products and other new technologies; currency rate fluctuations and devaluations; our ability to realign costs with current market conditions; potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers; the weakness in financial and credit markets and the economy; and the repeal or implementation of government regulations relating to reducing vehicle emissions. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2009 as well as our Quarterly Reports on Form 10-Q for the period ended September 30, 2010. The Company does not undertake to update or revise any of its forward-looking statements or guidance even if experience or future changes show that the indicated results or events will not be realized.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. The Company is composed of two operating subsidiaries: IMPCO Technologies and BRC. IMPCO Technologies is a leader in the heavy duty, industrial, power generation and stationary engines sectors and recently established a U.S. Automotive division. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:
Matthew Beale, President, CFO, & Secretary
Fuel Systems Solutions, Inc.
(646) 502-7170

Investor Relations Contacts:
Lippert / Heilshorn & Associates
Carolyn M. Capaccio
ccapaccio@lhai.com
Cathy Mattison
cmattison@lhai.com
(415) 433-3777

– Tables Follow –

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)
	December 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$124,775	$ 46,519
Accounts receivable, less allowance for doubtful accounts of $2,858 and $3,159 at December 31,
2010 and December 31, 2009, respectively	61,355	132,603
Inventories	85,854	90,367
Deferred tax assets, net	8,551	9,217
Other current assets	22,780	8,647
Related party receivables	3,613	2,915

Total current assets	306,928	290,268
Equipment and leasehold improvements, net	59,653	40,767
Goodwill, net	53,815	54,209
Deferred tax assets, net	335	107
Intangible assets, net	30,285	24,053
Investment in unconsolidated affiliates	—	4,058
Other assets	2,196	3,051
Related party receivables	1,351	599

Total Assets	$454,563	$ 417,112

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 46,610	$ 73,837
Accrued expenses	37,928	40,384
Income taxes payable	3,258	15,788
Current portion of term loans and other loans	4,823	7,240
Deferred tax liabilities, net	770	917
Related party payables	2,690	10,293

Total current liabilities	96,079	148,459
Term and other loans	7,571	12,167
Other liabilities	8,218	7,551
Deferred tax liabilities	4,128	5,707

Total Liabilities	115,996	173,884

Equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and outstanding at
December 31, 2010 and 2009	—	—
Common stock, $0.001 par value, authorized 200,000,000 shares; 20,028,968 issued and 19,921,217 outstanding at December 31, 2010; and 17,625,812 issued and 17,610,321
outstanding at December 31, 2009	20	18
Additional paid-in capital	322,948	257,627
Shares held in treasury, 18,545 and 15,492 shares at December 31, 2010 and 2009, respectively	(588)	(654)
Retained Earnings (Accumulated deficit)	10,189	(29,513)
Accumulated other comprehensive income	2,237	15,750

Total Fuel Systems Equity	334,806	243,228
Non-controlling interests	3,761	—

Total Equity	338,567	243,228

Total Liabilities and Equity	$454,563	$ 417,112

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
	(Unaudited)

		Three Months Ended	Twelve Months Ended
	December 31,		December 31

	2010	2009	2010	2009

Revenue	$83,107	$163,717	$ 430,632	$452,325
Cost of revenue	64,902	107,547	298,259	303,789

Gross profit	18,205	56,170	132,373	148,536
Operating expenses:
Research and development expense	6,016	5,098	20,775	15,151
Selling, general and administrative expense	15,340	17,691	53,297	53,079

Total operating expenses	21,356	22,789	74,072	68,230

Operating income (loss)	(3,151)	33,381	58,301	80,306
Other income, net	902	381	1,542	4,615
Interest income (expense), net	171	(541)	(3)	(1,909)

Income (loss) before income taxes and equity share in
income of unconsolidated affiliates	(2,078)	33,221	59,840	83,012
Equity share in income of unconsolidated affiliates, net	—	358	—	852
Income tax (expense)/income	1,759	(13,712)	(19,556)	(34,023)

Net income	(319)	19,867	40,284	49,841
Less: Net income	(98)	—	(582)	(2)

Net income	$(417)	$19,867	$ 39,702	$49,839

Net income
Basic	$(0.02)	$1.13	$2.24	$2.96

Diluted	$(0.02)	$1.12	$2.23	$2.95

Number
Basic	18,046,075	17,598,669	17,725,049	16,847,439

Diluted	18,046,075	17,674,743	17,807,330	16,922,971

FUEL SYSTEMS SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)
	Years Ended December 31,

	2010	2009

Cash flows from operating activities:

Net income	$ 40,284	$ 49,841
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangibles arising from acquisitions	5,288	4,108
Depreciation and other amortization	9,035	8,087
Provision for doubtful accounts	1,317	567
Provision for inventory reserve	4,020	9,596
Goodwill impairment loss	—	—
Extraordinary gain	—	—
Provision for loan to unconsolidated affiliate	—	343
Equity share in income of unconsolidated affiliates	—	(852)
Gain on Acquisition	—	(1,422)
Compensation expense related to stock option and restricted stock grants	442	329
Unrealized (gain) loss on foreign exchange transactions	(1,427)	(1,541)
Impairment loss on equipment and leasehold improvement	689	—
Loss on disposal of assets	468	357
Dividends from unconsolidated affiliates	—	196
Changes in assets and liabilities, net of acquisitions
Increase in deferred income taxes, net	(1,519)	(3,943)
Decrease (increase) in accounts receivable	58,470	(51,366)
Decrease (increase) in inventories	(453)	17,319
(Increase) in other current assets	(8,127)	(977)
Decrease (increase) in other assets	338	(1,131)
(Decrease) increase in accounts payable	(23,437)	(789)
(Decrease) increase in income taxes payable	(10,423)	5,522
(Decrease) increase in accrued expenses	(5,150)	451
(Decrease) increase in long-term liabilities	(621)	759
Receivables from/payables to related party, net	(2,488)	(2,753)

Net cash provided by operating activities	66,706	32,701

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(28,043)	(12,928)
Acquisitions, net of cash acquired	(11,643)	(29,209)
Amount in escrow for contingent consideration	(4,000)	—
Controlling interest in previously unconsolidated affiliates	1,044	—
Proceeds from sale of assets	826	228

Net cash used in investing activities	(41,816)	(41,909)

Cash flows from financing activities:
(Decrease) increase in callable revolving lines of credit, net	(2,150)	(156)
Proceeds from revolving lines of credit	14,500	—
Payments of revolving lines of credit	(14,500)	—
Payments on term and other loans	(3,762)	(18,036)
Proceeds from term loans and other loans	464	19,757
Proceeds from issuance of common stock, net of expense of $4.1 and $2.3 million in 2010
and 2009, respectively	64,852	27,720
Payments of capital lease obligations	(296)	(358)
Proceeds (purchase) of common shares held in trust, net	157	(20)
Dividends issued by consolidated affiliates	(241)	—
Dividends paid to non-controlling interests in consolidated subsidiaries	—	—
Proceeds from exercise of stock options and warrants	29	248

Net cash provided by (used in) financing activities	59,053	29,155

Increase in cash and cash equivalents	83,943	19,947
Effect of exchange rate changes on cash	(5,687)	95
Net increase (decrease) in cash and cash equivalents	78,256	20,042
Cash and cash equivalents at beginning of period	46,519	26,477

Cash and cash equivalents at end of period	$124,775	$ 46,519

	FUEL SYSTEMS SOLUTIONS, INC.

	FINANCIAL INFORMATION BY BUSINESS SEGMENT
	(In thousands)
	(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2010	2009	2010	2009

Revenue:
IMPCO Operations	$ 41,077	$22,838	$131,172	$72,337
BRC Operations	44,905	141,298	310,167	382,405
Intersegment Eliminations	(2,875)	(419)	(10,707)	(2,417)

Total	$ 83,107	$ 163,717	$430,632	$452,325

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2010	2009	2010	2009

Operating Income (Loss):
IMPCO Operations	$ 4,695	$(3,347)	$ 13,395	$(6,210)
BRC Operations	(6,300)	38,420	50,264	93,690
Corporate Expenses (1)	(1,546)	(1,692)	(5,358)	(7,174)

Total	$(3,151)	$33,381	$ 58,301	$80,306

(1) Represents corporate expense not allocated to either of the business segments.